UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

__________________

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MISONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MISONIX, INC.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

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Tuesday, June 13, 2017

To the Shareholders of

MISONIX, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Misonix, Inc., a New York corporation (the “Company”), will be held at the Company’s Corporate Office, 1938 New Highway, Farmingdale, NY 11735 on Tuesday, June 13, 2017 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

1.    To elect five Directors to the Board of Directors;

2.    To consider and vote upon approval of the 2017 Equity Incentive Plan covering an aggregate of 750,000 shares of the Company’s common stock;

3.    To conduct an advisory vote on the compensation of the Company’s Named Executive Officers;

4.    To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

5.    To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

Only shareholders of record on the books of the Company at the close of business on April 27, 2017 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,

RICHARD A. ZAREMBA
Secretary

Important Notice Regarding Internet Availability of Proxy Materials
for the Annual Meeting to Be Held on June 13, 2017:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement, are available at http://www.cstproxy.com/mson/2017.

MISONIX, INC.
1938 New Highway
Farmingdale, New York 11735

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PROXY STATEMENT

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ANNUAL MEETING OF SHAREHOLDERS
Tuesday, June 13, 2017

The Annual Meeting of Shareholders (the “Annual Meeting”) of Misonix, Inc. (the “Company”) will be held on Tuesday, June 13, 2017, at the Company’s Corporate Office, 1938 New Highway, Farmingdale, NY 11735, at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company (“Board of Directors” or “Board”) for use at the Annual Meeting to be held on Tuesday, June 13, 2017, and at any adjournments of such Meeting. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to shareholders is April 28, 2017.

If a Proxy in the accompanying form is duly executed and returned, the shares represented by such Proxy will be voted as specified. In the absence of such directions, the Proxy will be voted in accordance with the recommendations of the Board. Any person executing a Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

On April 27, 2017 (the “Record Date”), the Company had outstanding 9,023,354 shares of its only class of voting securities, namely common stock, par value $.01 per share (the “Common Stock”). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. The affirmative vote of holders of a majority of the shares represented at the meeting and entitled to vote on the matter is required for the approval of the 2017 Equity Incentive Plan. The affirmative vote of holders of a majority of the shares represented at the meeting and entitled to vote on the matter is required for the approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers and for the ratification of the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountant firm. On all other matters which may come before the Annual Meeting, the affirmative vote of holders of a majority of the shares represented at the meeting and entitled to vote on the matter is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a Proxy (“broker non-votes”), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum, but will have no effect on the vote for the election of Directors, the approval of the 2017 Equity Incentive Plan, the approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers or the ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the (i) election of the nominees named in Proposal One, (ii) adoption of the 2017 Equity Incentive Plan, (iii) approval on an advisory basis of the compensation of the Company’s Named Executive Officers and (iv) ratification of the selection of Grant Thornton.

Under the New York Business Corporation Law, shareholders are not entitled to dissenters’ rights with respect to the proposals set forth in this Proxy Statement.

SECURITY OWNERSHIP

The following table sets forth, as of April 27, 2017, certain information with regard to the ownership of the Company’s Common Stock by (i) each beneficial owner of more than 5% of the Company’s Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the “Summary Compensation Table” below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

Name and Address(1)	Common Stock Beneficially Owned		Percent of Class
Stavros G. Vizirgianakis	1,648,578	(2)	18.2%
Michael A. McManus, Jr.	851,017	(3)	9.0%
Norman H. Pessin	460,666	(4)	5.1%
Dimensional Fund Advisors LP	459,553		5.1%
John W. Gildea	97,500	(5)	1.1%
Patrick A. McBrayer	11,350	(6)	*
Dr. Charles Miner III	85,000	(7)	*
Thomas M. Patton	3,750	(8)	*
Richard A. Zaremba	163,523	(9)	1.8%
Robert S. Ludecker	77,443	(10)	*
Dan Voic	207,645	(11)	2.3%
Christopher H. Wright	10,750	(12)	*

All executive officers and Directors as a group (Twelve persons)	2,308,289	(13)	24.6%

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*      Less than 1%

(1)   Except as otherwise noted, the business address of each of the named individuals in this table is c/o Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735. Michael A. McManus has an address at 100 White Plains Road, Bronxville, New York 10708. Norman H. Pessin has a principal business office at 366 Madison Avenue, 14th Floor, New York, New York 10017. Dimensional Fund Advisors LP has a principal business office at 6300 Bee Cave Road, Building One, Austin, TX 78746.

(2)   Includes 400,000 shares of restricted stock and 15,000 shares which Mr. Vizirgianakis has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(3)   Includes 480,000 shares which Mr. McManus has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(4)   Sandra F. Pessin, Mr. Pessin’s spouse, is listed as the beneficial owner of 94,025 of such shares in the statement on Schedule 13D, as amended, filed with the SEC by Mr. Pessin and Mrs. Pessin on February 14, 2017.

(5)   Includes 67,500 shares which Mr. Gildea has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(6)   Includes 11,250 shares which Mr. McBrayer has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(7)   Includes 67,500 shares which Dr. Miner has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(8)   Consists of shares which Mr. Patton has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(9)   Includes 35,000 shares which Mr. Zaremba has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(10) Includes 72,500 shares which Mr. Ludecker has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(11) Includes 68,750 shares which Mr. Voic has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(12) Includes 8,750 shares which Mr. Wright has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(13) Includes 351,750 shares which such persons have the right to acquire upon exercise of stock options which are exercisable within 60 days.

PROPOSAL ONE

ELECTION OF DIRECTORS

Five Directors are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with Messrs. Gildea, McBrayer, Miner, Patton and Vizirgianakis standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the Company:

Name	Age	Position	Director Since
John W. Gildea	73	Director	2004
Dr. Charles Miner III	65	Director	2005
Stavros G. Vizirgianakis	46	Chief Executive Officer and Director	2013
Patrick A. McBrayer	65	Director	2014
Thomas M. Patton	53	Director	2015
Joseph P. Dwyer	61	Interim Chief Financial Officer	—
Richard A. Zaremba	61	Senior Vice President, Secretary and Treasurer	—
Robert S. Ludecker	49	Senior Vice President, Global Sales and Marketing	—
Dan Voic	54	Vice President of Research and Development and Engineering	—
Joseph J. Brennan	54	Vice President of Operations	—
John J. Salerno	61	Vice President of Quality and Regulatory Affairs	—
Christopher H. Wright	42	Vice President of Domestic Sales	—

Principal Occupations and Business Experience of Directors and Executive Officers

The following is a brief description of the business experience of the Company’s Directors and executive officers:

Directors

John W. Gildea is the founding principal of Gildea Management Co., a management company of special situations with middle market companies in the United States and Central Europe. From 2000 to 2003, Gildea Management formed a joint venture with J.O. Hambro Capital Management Co. to manage accounts targeting high yield debt and small capitalization equities. From 1996 to 2000, Gildea Management formed and founded Latona Europe, a joint venture between Latona U.S., Lazard Co. and Gildea Management to restructure several Czech Republic companies. Before forming Gildea Management in 1990, Mr. Gildea managed the Corporate Services Group at Donaldson, Lufkin and Jenrette, an investment banking firm. Mr. Gildea is a graduate of the University of Pittsburgh. Mr. Gildea has extensive experience as an international investment banker and sits on the board of several companies. The Board believes this experience in addition to his experience as a Director of Misonix and knowledge of the Company qualifies him to serve as a Director.

Dr. Charles Miner III currently practices internal medicine in Darien, Connecticut. Dr. Miner is on staff at Stamford and Norwalk Hospitals and since 1982 has held a teaching position at Columbia Presbyterian Hospital. Dr. Miner received his M.D. from the University of Cincinnati College of Medicine in 1979 and received a Bachelor of Science from Lehigh University in 1974. Dr. Miner is an experienced physician and teacher in the medical field. He serves on the board of The Stamford Hospital Foundation Board. The Board believes his experience as a medical doctor and his corporate experience qualifies him to serve as a Director.

Stavros G. Vizirgianakis became the Company’s Interim Chief Executive Officer in September 2016 and its full-time Chief Executive Officer in December 2016. Mr. Vizirgianakis has a distinguished career in the medical devices field having worked for United States Surgical Corporation as director of sales for sub-Saharan Africa and later Tyco Healthcare in the capacity of General Manager South Africa. In 2006, Mr. Vizirgianakis co-founded Surgical Innovations, which has become one of the largest privately owned medical device distributors in the African region, and now part of the Johannesburg Stock Exchange listed entity Ascendis Health. In that capacity, Mr. Vizirgianakis acted as a distributor of the Company’s products. Mr. Vizirgianakis was Managing Director of Ascendis Medical from January 2014 through July 2016. Mr. Vizirgianakis also served on the board of Tenaxis Medical and is a strategic investor and advisor to numerous medical device startups and established companies in this field. Mr. Vizirgianakis has a degree in commerce from the University of South Africa. The

Board believes Mr. Vizirgianakis’ industry knowledge, sales and marketing experience and his vast international business relationships qualify him to serve as a Director.

Patrick A. McBrayer has served since January 2016 as President and Chief Executive Officer of ACell Corporation, a surgery and wound care company. Mr. McBrayer previously served as President and Chief Executive Officer and as a director of privately-held AxioMed Spine Corporation from February 2006 to January 2015. AxioMed is a medical device company focused on restoring the natural function of the spine. Prior to joining AxioMed, he held positions with Xylos Corporation (medical biomaterials); Exogen, Inc. (treatment of musculoskeletal injury and disease); Osteotech, Inc. (tissue technology); and Johnson and Johnson Products, Inc. (healthcare products). Mr. McBrayer holds a B. S. in General Engineering from the United States Military Academy. The Board believes Mr. McBrayer’s industry knowledge and experience as a CEO qualifies him to serve as a Director.

Thomas M. Patton has served as President and Chief Executive Officer of CAS Medical Systems, Inc. and as a member of its Board of Directors since August 2010. He previously served as the CEO of Wright Medical Group, an orthopedic device company, located in Memphis, Tennessee, and as President of Novametrix Medical Systems, a patient-monitoring company, located in Wallingford, Connecticut. From 2003 to 2010, Mr. Patton acted as an advisor to the healthcare-focused private equity group of Ferrer Freeman & Company and, in that capacity, served as the interim CEO of Informed Medical Communications on a part-time basis in 2006 and 2007. Mr. Patton is a co-founder and CEO of QDx, Inc., a start-up company that developed a platform for hematology diagnostics beginning in 2003. Mr. Patton attended The College of the Holy Cross, where he majored in Economics and Accounting. After graduating magna cum laude from Georgetown University Law Center, Mr. Patton worked at the law firm of Williams & Connolly in Washington, D.C. Thereafter, he joined Wright Medical Group as its General Counsel where he served in various executive roles until being appointed CEO. The Board believes Mr. Patton’s industry knowledge and experience qualify him to serve as a director.

Executive Officers who are not Directors

Joseph P. Dwyer has served as the Company’s Interim Chief Financial Officer since September 2016. From June 2015 to the present, Mr. Dwyer has provided financial consulting and advisory services to various companies. Prior thereto, from November 2012 until June 2015, he was Chief Financial Officer of Virtual Piggy, Inc., a publicly-traded technology company. Prior to joining Virtual Piggy, Mr. Dwyer served as chief financial officer of OpenLink Financial, Inc., a privately held company, which provides software solutions for trading and risk management in the energy, commodity, and capital markets. During 2011 and 2012, Mr. Dwyer was a member of the board of directors and chairman of the audit committee and served as interim chief administrative officer of Energy Solutions International, Inc., a privately-held company providing pipeline management software to energy companies and pipeline operators. From 2010 through 2011, Mr. Dwyer served as chief administrative officer of Capstone Advisory Group, LLC, a privately- held financial advisory firm providing corporate restructuring, litigation support, forensic accounting, expert testimony and valuation services. Mr. Dwyer served as a consultant to Verint Systems, Inc., a software company listed on the NASDAQ Global Market, from 2009 through 2010, assisting with SEC reporting and compliance. From 2005 through 2009, Mr. Dwyer served as chief financial officer and executive vice president of AXS-One Inc., a publicly traded software company. During 2004, Mr. Dwyer served as chief financial officer of Synergen, Inc., a privately held software company providing energy technology to utilities. Prior to 2004, Mr. Dwyer also served as chief financial officer and executive vice president of Caminus Corporation, an enterprise application software company that was formerly listed on the NASDAQ National Market, chief financial officer of ACTV, Inc., a digital media company that was formerly listed on the NASDAQ National Market, and chief financial officer of Winstar Global Products, Inc., a manufacturer and distributor of hair care, bath and beauty products until its acquisition by Winstar Communications, Inc. in 1995 when Mr. Dwyer went on to serve as senior vice president, finance of Winstar Communications. Mr. Dwyer received his BBA in Accounting from the University of Notre Dame in 1978 and is licensed as a Certified Public Accountant in the State of New York.

Richard A. Zaremba became Senior Vice President in 2004. He became Vice President and Chief Financial Officer in February 1999 and in September 2016, he became Senior Vice President, Finance. From March 1995 to February 1999, he was the Vice President and Chief Financial Officer of Converse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group, Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the state of New York and holds BBA and MBA degrees in Accounting from Hofstra University.

Robert S. Ludecker became Senior Vice President of Global Sales and Marketing in May 2015. Prior to joining the Company as Global Vice President of Sales and Marketing in May 2013, Mr. Ludecker served from February 2011 to May 2013 as Vice President of Global Sales and Marketing for BioMimetic Therapeutics, a NASDAQ-listed biotechnology company, specializing in the development and commercialization of products which promote the healing of musculoskeletal injury and diseases, including orthopedic, spine, and sports medicine applications. Prior to BioMimetic, Mr. Ludecker served from February 2008 to February 2011 in a variety of senior sales and marketing leadership positions with Small Bone Innovations, a private New York City-based orthopedic company specializing in small bones, and Smith and Nephew, a leading U.K.-based global provider of orthopedic reconstruction implants and a broad portfolio of medical instruments and supplies. Mr. Ludecker holds a B. A. degree from Kenyon College.

Dan Voic became Vice President of Research and Development and Engineering in January 2002. Prior thereto, he served as Engineering Manager and Director of Engineering with the Company. Mr. Voic has in excess of 15 years’ experience in both medical and laboratory and scientific products development. Mr. Voic holds an M.S. degree in mechanical engineering from Polytechnic University “Traian Vuia” of Timisoara, Romania and an MS degree in applied mechanics from Polytechnic University of New York.

Joseph J. Brennan became Vice President of Operations in November 2014. Prior to joining the Company, Mr. Brennan served from October 2008 to August 2014 as Director of Operations for Air Techniques, Inc., a global medical device company. Mr. Brennan holds a B. T. degree from the State University of New York at Farmingdale.

John J. Salerno became Vice President of Quality and Regulatory Affairs in March 2015. Prior to joining the Company, Mr. Salerno served from December 2012 to March 2015 as Senior Director of Quality Assurance for US Nonwovens Corp., a privately-held over the counter drug products, cosmetics, personal care and EPA surface disinfectant company. From May 2010 to December 2012, Mr. Salerno was a consultant for US Nonwovens. From 2006 to 2010, Mr. Salerno held the position of Vice President of Quality Assurance and Regulatory Affairs for International Technidyne Corporation. Prior to 2006, Mr. Salerno held the position of Vice President of Regulator Compliance and Reliability Engineering for Pall Life Sciences. Mr. Salerno holds a Master’s degree in Microbiology from Long Island University and a Bachelor’s degree in biology from Fordham University.

Christopher H. Wright became Vice President of Domestic Sales in July 2015. Prior to joining the Company, Mr. Wright served from 2011 to 2013 in the position of Senior Business Director with Wright Medical/BioMimetics, LLC. From 2007 – 2011 Mr. Wright held the position for Regional Manager with Small Bone Innovations. From 2005 – 2007 he held the position of Territory business manager with Baxter Healthcare. Prior to 2005, Mr. Wright was an independent sales representative. Mr. Wright holds a Bachelor of Arts degree in Business Administration from Xavier University of New Orleans in Louisiana.

Executive officers are elected annually by, and serve at the discretion of, the Board.

The Company’s Board of Directors recommends a vote FOR the nominees described in
Proposal One in this Proxy Statement.

Meetings of the Board of Directors

During the fiscal year ended June 30, 2016 (“fiscal 2016”), the Board of Directors held five meetings and acted three times by unanimous written consent. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which he was a member that were held during fiscal 2016.

Committees of the Board

During fiscal 2016, the only standing committees of the Board of Directors of the Company were its Audit Committee and the Compensation and Corporate Governance Committee. In October 2016, the Board of Directors reconstituted its committees, to separate the functions of the Compensation and Corporate Governance Committee into two separate committees — a Compensation Committee and a Nominating and Corporate Governance Committee.

The Board currently has standing Audit, Compensation, and Nominating and Governance Committees. Further information regarding these committees and the director nomination process is provided below.

The Audit Committee, which met five times in fiscal 2016 and acted once by unanimous written consent, monitors our financial reporting standards and practices and our internal financial controls to ensure compliance with the policies and objectives established by the Board of Directors. The committee directly retains and recommends for shareholder approval an independent accounting firm to conduct the annual audit and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the quarterly and annual financial statements and the annual independent accountants’ report, invites the accountants’ recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and pre-approves audit and permissible non-audit services. It has primary oversight responsibility for our Compliance Program. Members of the committee are Messrs. Patton, Gildea and McBrayer. Mr. Patton chairs the committee. Each member of the committee is independent as defined in Rule 10A-3 of the Securities and Exchange Commission and the listing standards of Nasdaq. The Board of Directors has determined that Messrs. Patton and Gildea each qualifies as an “audit committee financial expert,” as that term is defined in Regulation S-K of the Securities and Exchange Commission.

The Compensation Committee, which met two times in fiscal 2016 (while known as the Compensation and Corporate Governance Committee), oversees our executive and director compensation programs and policies and annually reviews all components of compensation to ensure that our objectives are appropriately achieved. These functions are not delegated to our officers or to third-party professionals, although the committee may from time to time retain third-party consultants to provide advice regarding compensation issues. No such consultants were retained during fiscal 2016. The committee also considers input from our executive officers, although final decisions regarding executive compensation are made by the committee. The committee also did not set percentage compensation goals against a peer group of companies, or benchmark, our executives’ compensation, though the availability to our executives of alternative employment opportunities is an important consideration in the compensation design process. Rather, the committee used its marketplace knowledge, background, experience and market information to make recommendations concerning executive compensation. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans and approves or recommends changes in these plans. It also approves bonus payments and grants under our stock plans for our executive officers. The committee also reviews officers’ potential for growth and, with the chief executive officer, will be responsible for succession planning. The members are Messrs. McBrayer, Miner and Patton. Mr. McBrayer is chairman of the committee. All members of the Compensation Committee are independent, based upon the criteria provided by Nasdaq rules.

The Nominating and Governance Committee, which was not yet formed in fiscal 2016, reviews, on a periodic basis, the overall effectiveness and/or appropriateness of our corporate governance and recommends improvements when necessary; assists the Board in identifying, screening, and reviewing individuals qualified to serve as directors in accordance with criteria approved by the Board and shall recommend to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; develops and recommends to the Board and oversees implementation of our policies and procedures for the receipt of shareholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; and assists the Board in disclosing information relating to functions of the committee as may be required in accordance with the Federal securities laws. Members of the committee are Messrs. Gildea, McBrayer and Patton. Mr. Gildea is the chairman of the committee. All members serving on the committee are independent, based upon the criteria provided by Nasdaq rules.

Each committee is governed by a written charter. Copies of each committee charter are available on our website at www.misonix.com.

Nomination of Directors

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and our board of directors.

While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the board of directors has the benefit of a wide range of attributes, including cultural, gender, ethnic and age diversity and experience in industries beyond healthcare. We also look for financial oversight experience, financial community experience and a good reputation within the financial community; business management experience and the potential to succeed top management in the event board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our businesses; and knowledge about our industry and technologies.

Our board of directors does not currently prescribe any minimum qualifications for director candidates; however, the Nominating and Governance Committee will take into account a potential candidate’s experience, areas of expertise and other factors relevant to the overall composition of our board of directors.

Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the candidate(s), together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Governance Committee, Attn: Corporate Secretary, Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Compensation For Fiscal 2016

Directors are compensated through payment of a cash fee and annual stock option grants. Commencing February 3, 2015, each non-employee director received an annual fee of $20,000 and the Chairman of the Audit Committee received $25,000. Each non-employee director was also reimbursed for reasonable expenses incurred while traveling to attend a meeting of the Board of Directors or while traveling in furtherance of the business of the Company.

The following table sets forth information for the fiscal year ended June 30, 2016 with respect to the compensation of our directors.

DIRECTOR COMPENSATION FOR THE 2016 FISCAL YEAR

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Michael A. McManus, Jr.	—	—	—
John W. Gildea	22,000	71,994	93,994
Dr. Charles Miner III	22,000	71,994	93,994
T. Guy Minetti	27,500	71,994	99,494
Stavros G. Vizirgianakis	23,000	71,994	94,994
Thomas M. Patton	15,000	71,994	86,994
Patrick A. McBrayer	23,000	71,994	94,994

Fiscal 2016 cash payments include a catch-up of payments which were due from fiscal 2015.

Outstanding options at June 30, 2016 for Messrs. Gildea, Miner and Minetti were 105,000 shares each, Mr. Vizirgianakis was 60,000 shares, Mr. McBrayer was 30,000 shares and Mr. Patton was 15,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on the Company’s review of the copies of the forms it has received, the Company believes that all Reporting Persons, complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2016.

Communications with Directors

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management Directors or with a specific Board member, by writing to the Board (or the non-management Directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Richard A. Zaremba, Secretary, Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The non-management Directors are: Messrs. Gildea, McBrayer, Miner and Patton. From time to time, the Board of Directors may change the process by which shareholders may communicate with the Board of Directors or its members. Any changes in this process will be posted on the Company’s website or otherwise publicly disclosed.

Director Independence

The Company is required to have a Board of Directors a majority of whom are “independent” as defined by the Nasdaq listing standards and to disclose in the proxy statement for each annual meeting those Directors that the Board of Directors has determined to be independent. Based on such definition, the Board of Directors has determined that all Directors other than Vizirgianakis, who is an officer of the Company, are independent.

The Company is required to have an audit committee of at least three members composed solely of independent Directors. The Board of Directors is required under the Nasdaq listing standards to affirmatively determine the independence of each Director on the Audit Committee. The members of the Audit Committee are Messrs. Patton, Gildea and McBrayer. The Board has determined that each member of the Audit Committee is “independent” not only under the Nasdaq listing standards but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that Mr. Gildea and Mr. Patton are “audit committee financial experts” within the definition contained in a final rule adopted by the SEC.

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the Nasdaq Stock Market, and implement other corporate governance practices we believe are in the best interests of the Company and the shareholders.

Board Leadership and Structure

Since September 2016, the Board of Directors has operated without a formal chairman. The Board does not have a specifically designated lead independent Director. However, Thomas M. Patton, an independent Director and Chair of our Audit Committee, has typically led the executive sessions of the Board and acts as a liaison between the Directors and management. In addition, all Directors have input into the preparation of the meeting agenda and topics of board discussion and oversight. The Board of Directors believes that this is an appropriate structure for the overall governance of the Board.

Risk Oversight

The Board oversees Company functions in an effort to assure that Company assets are properly safeguarded, that appropriate financial and other controls are maintained, and that the Company’s business is conducted prudently and in compliance with applicable laws, regulations and ethical standards.

While the Board is responsible for risk oversight, Company management is responsible for managing risk. The Company has developed internal processes and an internal control environment to identify and manage risks and to communicate with the Board. The Board monitors and evaluates the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

The Audit Committee is responsibility for reviewing and overseeing the Company’s financial statements, including the integrity of the Company’s financial and disclosure controls, its legal compliance programs and procedures, and its procedures for identifying, evaluating and controlling material financial, legal and operational risk.

Board Attendance at Annual Meetings of Shareholders

The Company has not established a formal policy regarding director attendance at its Annual Meetings of Shareholders, but the Directors generally do attend the Annual Meeting. The Chairman of the Board or the Chief Executive Officer presides at the Annual Meeting of Shareholders, and the Board of Directors generally holds one of its regular meetings in conjunction with the Annual Meeting of Shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are typically present for the Annual Meeting. All of the members of the Board, who were members at the time of our fiscal 2015 Annual Meeting of Shareholders, held in February 2016, attended that meeting.

Code of Ethics

The Company has adopted a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Company has made the Code of Ethics available on its website at www.MISONIX.com.

Audit Committee Report

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent”.

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries and such selection is subsequently presented to the Company’s shareholders for ratification.

The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2016 with our management and has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 1301 “Communications With Audit Committees” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with the independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from the independent registered public accounting firm to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Based on the review and discussions of the above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 for filing with the SEC.

Reported upon by the Audit Committee

Thomas M. Patton, Chair
John W. Gildea
Patrick A. McBrayer

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to:

•      Attract, motivate, retain and reward employees of outstanding ability;

•      Link changes in employee compensation to individual and corporate performance;

•      Align employees’ interests with those of the Company’s shareholders.

The ultimate objective of our compensation program is to increase shareholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and equity incentive awards.

The Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, has carefully considered the results of prior say-on-pay shareholder votes. Based upon the vote results at the most recent annual shareholders meeting, shareholders appear to be supportive of the Compensation Committee’s approach to the executive compensation program.

Base Salaries

Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are reconciled by Human Resources and evaluated on a bi-annual basis against local companies of similar size and nature. During the fiscal year ended June 30, 2016, Mr. Ludecker, Voic and Zaremba each received base salary increases of 3% based on performance.

Annual Bonus Plan Compensation

The Compensation Committee of the Board approves annual performance-based compensation. The purpose of the annual bonus-based compensation is to motivate executive officers and key employees. Target bonuses, based upon recommendations from the Chief Executive Officer, are evaluated and approved by the Compensation Committee for all management employees other than the Chief Executive Officer. The bonus recommendations are derived from individual and Company performance but not based on a specific formula and are discretionary. The Chief Executive Officer’s bonus compensation is derived from the recommendation of the Compensation Committee based upon the Chief Executive Officer’s performance and Company performance but is not based on a specific formula and is discretionary. Bonuses based on performance in the fiscal 2016 year were paid to executive officers as follows: $0 to Mr. McManus, $45,000 to Mr. Zaremba, $65,000 to Mr. Ludecker and $25,000 to Mr. Voic.

Equity Incentive Awards

Company executives are eligible to receive restricted stock and stock options (which give them the right to purchase shares of common stock at a specified price in the future). These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for shareholders and retaining key employees.

Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers. We have adopted a number of equity compensation plans governing the grant of such stock options. All of our equity compensation plans have been approved by our shareholders.

Annual option grants to executive officers are made at the discretion of the Board or the Compensation Committee and may be in the form of incentive stock options (“ISOs”) up to the fullest extent permitted under tax laws, with the balance granted in the form of nonqualified stock options. The option grants are subject to the terms of the relevant plan. ISOs have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that the aggregate grant at date of grant for market value of ISOs that become exercisable for any employee in any year may not exceed $100,000.

Our current standard vesting schedule for all employees is 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant and 25% on the fourth anniversary of the date of grant. We have on occasion issued options that have two year vesting to employees.

The number of stock options granted in fiscal 2016 to the named executive officers, and their estimated fair value, were as follows:

Named Executive Officer	Grant Date	Number of Options Granted	Estimated Fair Value of Awards at Grant Date
Michael A. McManus, Jr.	8/19/2015	50,000	$259,715
Robert S. Ludecker	8/18/2015	30,000	$110,379
Richard A. Zaremba	8/18/2015	30,000	$110,379
Dan Voic	8/18/2015	35,000	$128,776
Christopher H. Wright	8/18/2015	15,000	$55,190

The stock options awarded in August 2015 had an exercise price of $9.38 (which was equal to the average of the opening and closing market price per share of our stock on the date of grant). The stock options awarded in August 2015 to Mr. McManus had an exercise price of $9.60 (which was equal to the average of the opening and closing market price per share of our stock on the date of grant).

All stock options in the above table provide for vesting at 25% per year on the first four year anniversary dates of the grant date, with a stated expiration date of ten years after grant.

We did not make grants of restricted stock to our named executive officers during fiscal 2016.

Other Annual Compensation and Benefits

Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each Executive Officer, we also provide for the following items of additional compensation:

•      Retirement savings are provided by a 401(k) plan, in the same manner to all U.S. employees. This plan includes an employer matching contribution of 10% which is intended to encourage employees (including the chief executive officer) to save for retirement.

•      Health, life and disability benefits are offered to our executive officers in the same manner to all of our U.S. employees. We provided additional life insurance, long term care policies and certain transportation expenses for our chief executive officer and each of our executive officers.

Transportation expenses are provided to executive officers, primarily in the form of an automobile allowance. Our former chief executive officer had the use of a Company provided automobile with driver.

Compensation Committee Report

Our Compensation Committee has furnished the following report. The information contained in the “Compensation Committee Report” is not deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in to such filings.

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Act with management. Based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Compensation Committee

Patrick A. McBrayer, Chair
Dr. Charles Miner III
Thomas M. Patton

Compensation Committee Interlocks and Insider Participation

During fiscal 2016, Messrs. Gildea, Miner and our former director, T. Guy Minetti served as members of our Compensation Committee. No Member of our Compensation Committee is or was during fiscal year 2016 an employee or an officer of Misonix or its subsidiaries.

Summary of Compensation

The table and footnotes below describe the total compensation paid for fiscal years ended June 30, 2016, June 30, 2015, and June 30, 2014 to the “named executive officers,” who are Michael A. McManus, Jr. (the Company’s principal executive officer during fiscal 2016), Richard A. Zaremba (the Company’s principal financial officer during fiscal 2016), and the three other most highly compensated individuals who were serving as executive officers of the Company on June 30, 2016, the last day of the fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal year Ended June 30,	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Michael A. McManus, Jr.	2016	325,000	—	259,715	99,730	(3)	684,445
President and Chief	2015	290,008	100,000	1,314,695	96,291		1,800,994
Executive Officer(1)	2014	288,915	100,000	469,575	91,177		949,667

Richard A. Zaremba	2016	232,819	45,000	110,379	10,081	(4)	398,279
Senior Vice President,	2015	226,038	25,000	178,374	10,731		440,143
Chief Financial Officer,	2014	219,455	20,000	150,264	10,081		399,800
Secretary and Treasurer(2)

Robert S. Ludecker	2016	263,900	65,000	110,379	8,194		447,473
Senior Vice President-Medical	2015	215,098	45,000	748,751	8,376		1,017,225
Global Sales and Marketing	2014	203,000	40,000	37,566	7,632		288,198

Dan Voic	2016	180,119	25,000	128,776	11,885	(5)	345,780
Vice President of	2015	174,873	20,000	208,103	12,147		41,123
Research and Development	2014	169,375	15,000	131,481	11,125		326,981
and Engineering

Christopher H. Wright	2016	296,300	—	55,190	7,646		359,136
Vice President – U. S. Sales	2015	248,000	—	59,458	8,246		315,704
	2014	—	—	—	—		—

____________

(1)   Mr. McManus retired from the Company effective September 2, 2016.

(2)   On September 13, 2016, Mr. Zaremba (i) ceased serving as the Company’s Senior Vice President and Chief Financial Officer and (ii) was appointed Senior Vice President, Finance of the Company. He remains the Company’s Secretary and Treasurer.

(3)   Includes $82,303 of expenses for a Company-owned automobile and a driver, $14,655 of life insurance benefits, and $2,772 of long term care insurance coverage.

(4)   Includes a $7,800 car allowance and $2,281 of life and long term care insurance coverage.

(5)   Includes a $10,635 car allowance and toll reimbursements and $1,250 of life and long term care insurance coverage.

Grants of Plan Based Awards

The following table presents non-equity and equity awards granted to the named executive officers in fiscal year 2016.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

Name	Grant Date	All other Option Awards: Number of Securities Underlying Options	(1) Exercise or Base price of Option Awards ($/Share)	(2) Grant Date Fair Value of Stock and Option Awards ($)
Michael A. McManus, Jr.	8/19/15	50,000	9.60	259,715
Richard A. Zaremba	8/18/15	30,000	9.38	110,379
Robert S. Ludecker	8/18/15	30,000	9.38	110,379
Dan Voic	8/18/15	35,000	9.38	128,776
Christopher H. Wright	8/18/15	15,000	9.38	55,190

____________

(1)   Stock option awards were issued August 18, 2015 pursuant to our 2014 Employee Equity Incentive Plan except for Mr. Ludecker who was awarded from the 2012 Employee Equity Incentive Plan. Stock Option Awards were issued August 19, 2015 pursuant to our 2014 Employee Equity Incentive Plan. All stock options in the above table provide for vesting at 25% per year on the first four year anniversary dates of the grant date, with a stated expiration date of ten years after grant.

(2)   This amount represents the Black-Scholes computation as of that date of award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of June 30, 2016 by our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael A. McManus, Jr.	55,000	—		1.91	11/04/18
	50,000	—		2.44	9/9/19
	75,000	—		1.82	9/7/20
	100,000	—		2.19	9/13/21
	89,025	29,675	(1)	2.96	9/13/22
	4,725	1,575	(2)	6.18	12/5/22
	62,500	62,500	(3)	4.68	9/10/23
	31,250	93,750	(4)	7.67	9/9/24
	—	100,000	(5)	11.88	5/22/25
	—	50,000	(6)	9.60	8/19/25

Richard A. Zaremba	—	10,000	(1)	2.96	9/13/22
	—	20,000	(3)	4.68	9/10/23
	—	22,500	(4)	7.67	9/9/24
	—	30,000	(7)	9.38	8/18/25

Robert S. Ludecker	5,000	5,000	(3)	4.68	9/10/23
	8,750	26,250	(4)	7.67	9/9/24
	—	80,000	(8)	12.77	5/14/25
	—	30,000	(7)	9.38	8/18/25

Dan Voic	7,500	—		2.19	9/13/21
	8,750	8,750	(1)	2.96	9/13/22
	8,750	17,500	(3)	4.68	9/10/23
	8,750	26,250	(4)	7.67	9/9/24
	—	35,000	(7)	9.38	8/18/25

Christopher H. Wright	2,500	7,500	(4)	7.67	9/9/24
	—	15,000	(7)	9.38	8/18/25

____________

(1)   Options issued 9/13/12 and vest annually over 4 years.

(2)   Options issued 12/05/12 and vest annually over 4 years.

(3)   Options issued 9/10/13 and vest annually over 4 years.

(4)   Options issued 9/09/14 and vest annually over 4 years.

(5)   Options issued 5/22/15 and vest on June 30, 2017.

(6)   Options issued 8/19/15 and vest annually over 4 years.

(7)   Options issued 8/18/15 and vest annually over 4 years.

(8)   Options issued 5/14/2015 and vest equally on 11/14/2016, 5/14/2017, 5/14/2018 and 5/14/2019.

Stock Option Exercises

The following table shows stock option exercises during fiscal 2016 by the named executive officers.

OPTION EXERCISES IN FISCAL 2016

Name of Executive Officer	Exercise Date	Number of Shares Acquired On Exercise	Value Realized On Exercise(1)
Michael A. McManus, Jr.	6/30/2016	20,000	$65,200
Richard A. Zaremba	10/30/2015	36,250	$250,738
Dan Voic	9/14/2015	5,000	$14,550

____________

(1)   Amounts reflect the difference between the exercise price of the options and the market value of the shares acquired upon exercise. Market values are based on the closing price per share of our Common Stock on the Nasdaq Global Market on the date of exercise.

Summary of Potential Payments Upon Termination or Following a Change-In-Control

Severance Agreement and Severance Payments

Except for our former Chief Executive Officer Michael A. McManus, Jr., we did not have severance agreements with any of our Executive Officers during fiscal 2016. As described below under “— Employment and Severance Agreements,” we subsequently entered into a Retirement Agreement and General Release with Mr. McManus governing the terms of his retirement from the Company and entered into severance letter agreements with Mr. Zaremba and Mr. Ludecker that provide for payment of twelve (12) months annual base salary upon certain employment termination events.

Change-in-Control and Change-in-Control Payments

In the event of a change-in-control, we are required to make certain change-in-control payments to Mr. Zaremba, Mr. Ludecker, and Mr. Voic under the terms of the change-in-control agreements. The agreements provide for twelve (12) months base salary upon change in control of the Company. These amounts currently represent $236,260, $267,800 and $182,781, respectively. In addition, unvested options granted to Mr. Zaremba, Mr. Ludecker and Mr. Voic would vest upon a change-in-control. Assuming the change-in-control occurred on June 30, 2016, the value of unvested options would have been $382,585, $825,887 and $370,975, respectively.

Employment and Severance Agreements

Vizirgianakis Employment Agreement

On December 15, 2016, the Company entered into an Employment Agreement (the “Vizirgianakis Agreement”) with Stavros G. Vizirgianakis pursuant to which Mr. Vizirgianakis serves as the Company’s full time President and Chief Executive Officer. Mr. Vizirgianakis had been serving on an unpaid basis as interim Chief Executive Officer of the Company since September 2, 2016. Mr. Vizirgianakis continues to serve as a member of the Company’s Board of Directors.

Pursuant to the Vizirgianakis Agreement, Mr. Vizirgianakis’ initial term of employment runs through September 13, 2019, provided that the term shall be automatically renewed and extended for consecutive one (1) year renewal terms, unless either party sends to the other party a notice of non-renewal at least ninety (90) days prior to the expiration of the initial term or any then-current renewal term. Mr. Vizirgianakis will receive an annual base salary of not less than three hundred sixty thousand dollars ($360,000) per annum, subject to review by the Board at least annually for increase but not for decrease. Mr. Vizirgianakis is also eligible to receive annual bonuses in the discretion of the Board. The Vizirgianakis Agreement also provides for a one-time $10,000 moving allowance and reimbursement of counsel fees relating to visa matters and the negotiation of the Vizirgianakis Agreement. If the Company terminates Mr. Vizirgianakis’ employment without cause (as defined in the Vizirgianakis Agreement), the Company provides a notice of non-renewal, or Mr. Vizirgianakis terminates his employment for good reason (as defined in the Vizirgianakis Agreement), Mr. Vizirgianakis shall be entitled to receive (i) a lump-sum cash payment from the Company in an amount equal to one and one-half (1.5) times the annual base salary as is in effect immediately prior to the date of such termination, and (ii) continuation of all employee benefits and fringe benefits to which he was entitled under the Vizirgianakis Agreement immediately prior to such termination of employment for a period of eighteen (18) months following the termination of employment. The Vizirgianakis Agreement also contains non-competition and non-solicitation covenants from Mr. Vizirgianakis during the term of employment and for a period of 18 months thereafter.

In conjunction with the execution of the Vizirgianakis Agreement, Mr. Vizirgianakis received grants of an aggregate of 400,000 shares of restricted stock pursuant to the Company’s 2014 Employee Equity Incentive Plan (the “Plan”) as follows: (i) a grant of 134,000 shares vesting in five equal installments on September 1, 2017, 2018, 2019, 2020 and 2021; (ii) a performance grant of 133,000 shares which vests if both of the following conditions are satisfied simultaneously: (A) at any time prior to the third anniversary of the grant date, the most recent publicly reported trailing four (4) fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the grant date) is at least $35,000,000 and (B) the closing price of the Company’s Common Stock is at least $10.50 per share (subject to adjustment for stock splits, stock dividends and the like) for ten (10) consecutive trading days; and (iii) a performance grant of 133,000 shares which vests if both of the following conditions are satisfied simultaneously: (A) at any time prior to the fifth anniversary of the grant date, the most recent publicly reported trailing four (4) fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the grant date) is at least $48,000,000 and (B) the closing price of the Company’s Common Stock is at least $13.00 per share (subject to adjustment for stock splits, stock dividends and the like) for ten (10) consecutive trading days. The aforementioned performance grants will vest on a change of control in accordance with the Plan only if the applicable share price threshold is met in such transaction.

McManus Employment Agreement

On May 22, 2015, the Employment Agreement, dated July 1, 2014, by and between Michael A. McManus, Jr. and the Company was mutually terminated and replaced by a new Employment Agreement whereby Mr. McManus continued to serve as the Company’s President and Chief Executive Officer (the “McManus Agreement”). The McManus Agreement, effective as of May 22, 2015, had an initial term expiring June 30, 2017 and would renew for successive one-year periods thereafter unless terminated by either party not less than ninety (90) days prior to the end of the then-current term. The McManus Agreement provided for an annual base salary of (i) $299,000 through June 30, 2015 and (ii) $325,000 commencing July 1, 2015, and an annual bonus based on Mr. McManus’ achievement of annual goals and objectives as determined by the Compensation Committee of the Company’s Board of Directors. Mr. McManus also received a one-time grant of options to purchase 100,000 shares of Common Stock at an exercise price of $11.88 per share (the “McManus Options”). The McManus Options vest in their entirety on June 30, 2017.

Mr. McManus was entitled under the McManus Agreement to participate in any plans and programs made available to the executive employees of the Company generally.

The Company could terminate the McManus Agreement for cause (as defined in the McManus Agreement). Mr. McManus could terminate the McManus Agreement for good reason (as defined in the McManus Agreement). If Mr. McManus terminated the McManus Agreement for good reason, the Company was required to (i) pay him an amount equal to two times his total compensation (annual base salary plus bonus) at the highest rate paid him at any time during the aggregate time he has been employed by the Company, payable in a lump sum within sixty days of termination of employment, and (ii) pay premiums for medical, dental, vision, hospitalization and long term care coverage under Company plans for a period of twenty-four (24) months.

Mr. McManus was entitled to severance pay and benefits if he terminated his employment with the Company following a Change in Control (as defined in the McManus Agreement), to provide him with an incentive to remain with the Company and consummate a strategic corporate sale or transaction that maximizes shareholder value. Severance pay and benefits were triggered upon (i) his Involuntary Termination without Cause (as defined in the McManus Agreement) for a reason other than death or Disability (as defined in the McManus Agreement) or (ii) as a result of a Constructive Termination (as defined in the McManus Agreement) which in either case occurs: (x) during the period not to exceed twenty-four (24) months after the effective date of a Change in Control, or (y) before the effective date of a Change in Control, but after the first date on which the Board of Directors and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of a Change in Control.

In the event that pay and benefits are so triggered, Mr. McManus (A) was entitled to receive severance pay in an amount equal to two (2) times the sum of (a) his annual base pay and (b) bonus at the highest rate paid him for any fiscal year during the aggregate period of his employment by the Company, payable in cash in a lump sum; the payment of premiums for medical, dental, vision, hospitalization and long term care coverage under Company plans for a period of twenty-four (24) months;

(B) had the right, for a period of (i) ninety (90) days for stock options granted under any of the Company’s Employee Stock Option Plans adopted prior to 2005 and (ii) two (2) years for stock options granted under the Company’s 2005 Employee Equity Incentive Plan, 2009 Employee Equity Incentive Plan, 2014 Employee Equity Incentive Plan and any plan adopted after the effective date of the McManus Agreement, following his Termination Date (as defined in the McManus Agreement) to exercise the options to the extent such options were otherwise vested and exercisable as of the Termination Date under the terms of the applicable stock option McManus Agreement(s) and plan(s); and (C) would vest in all unvested stock option grants with respect to options granted after July 1, 2012.

Mr. McManus also agreed in the McManus Agreement to an eighteen month post-termination covenant not-to-compete, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

The Company and Mr. McManus had previously entered into two letter agreements (the “Letter Agreements”) providing for the exercise of vested options by Mr. McManus (i) for a ninety (90) day period after his retirement with respect to stock options granted under certain of the Company’s stock option plans and (ii) for two (2) years after Mr. McManus terminated his employment with the Company in the event of a Change-in-Control (as defined in the applicable stock option plans) and he was eligible for the severance benefits provided for by the McManus Agreement. The Company and Mr. McManus entered into a letter agreement to confirm that the terms and conditions of the Letter Agreements continue to be in full force and effect and apply to the McManus Agreement.

Assuming a Change in Control occurred on June 30, 2016, Mr. McManus would have received (i) salary and bonus of $900,000; (ii) perquisites of $40,000 and (iii) the value of unvested stock options of $78,707.

McManus Retirement Agreement

On August 26, 2016, the Company and Mr. McManus entered into a Retirement Agreement and General Release (the “Retirement Agreement”). Pursuant to the Retirement Agreement, on September 2, 2016 Mr. McManus resigned as a Director and the Chairman of the Board of Directors of the Company and retired as President and Chief Executive Officer of the Company. Pursuant to the Retirement Agreement, which supersedes the McManus Agreement and letter agreements dated May 22, 2015, July 1, 2012 and July 1, 2012, respectively, the Company agreed to (i) pay Mr. McManus’ salary through June 30, 2017 at the current level; (ii) continue to pay premiums for Mr. McManus’ and his dependents’ coverage under the Company’s medical, dental, vision, hospitalization, long term care and life insurance coverage through June 30, 2017 at the current levels upon timely election by Mr. McManus under the law informally known as COBRA; and (iii) extend the exercisability of previously granted and currently vested options to purchase shares of the Company’s Common Stock through June 30, 2017. In addition, Mr. McManus had continued use of the vehicle provided him pursuant to the McManus Agreement through December 31, 2016.

The Retirement Agreement provides for customary releases by both the Company and Mr. McManus as well as customary provisions concerning confidentiality, non-disparagement and cooperation.

The Retirement Agreement also provides that through June 30, 2017, upon request of the Company’s (i) Board of Directors or (ii) President and Chief Executive Officer, Mr. McManus will consult with the Company for up to ten (10) hours per month without compensation therefor except for reimbursement of reasonable travel expenses.

Mr. McManus shall continue to be entitled to indemnification to the extent permitted to him by the Company’s By-Laws and Certificate of Incorporation. The Company has also agreed to maintain directors’ and officers’ liability insurance for Mr. McManus’ benefit, if any, that shall be no less favorable to him than such insurance made available to or for the benefit of former directors or officers of the Company.

Dwyer Consulting Agreement

On September 13, 2016, the Company appointed Joseph Dwyer as the Company’s interim Chief Financial Officer, reporting to the Company’s Chief Executive Officer and Audit Committee. The Company entered into a Consulting Agreement, dated September 13, 2016, with Dwyer Holdings LLC (“Dwyer Co.”) to provide Mr. Dwyer’s services to the Company (the “Dwyer Agreement”). The Dwyer Agreement is in effect for a one (1) year period, cancellable by either party upon five (5) days’ notice any time after the initial two (2) months of the term. Dwyer Co. will be paid $30,000 per month for Mr. Dwyer’s services. On October 25, 2016, the Company entered into Amendment No. 1 to Consulting Agreement (the “Amendment”) with Dwyer Holdings LLC. The Amendment amends the Dwyer Agreement solely to: (i) require that the Company provide Mr. Dwyer with coverage under its directors’ and officers’ liability policy that is no less favorable than the coverage then provided to any other present or former executive, officer or director of the Company during the term of the Dwyer Agreement and for a period of at least five years thereafter and (ii) provide that should Mr. Dwyer be required or requested by the Company to provide documentary evidence or testimony in connection with any claim or legal matter arising from or connected with the services provided under the Dwyer Agreement, the Company shall pay all reasonable expenses (including fees of legal counsel) in complying therewith and, following the term of the Dwyer Agreement, $400 per hour for sworn testimony or preparation therefor payable in advance.

Executive Severance Agreements

On September 15, 2016, the Company and Richard A. Zaremba, Senior Vice President – Finance, entered into a letter agreement (the “Zaremba Agreement”) which provides that in the event (i) Mr. Zaremba’s employment with the Company is terminated by the Company on or before September 15, 2018 for any reason other than for Cause (as defined in the Zaremba Agreement), the Company will pay him a one-time additional compensation equal to twelve (12) months annual base salary and (ii) of a Change in Control of Misonix (as defined in the Zaremba Agreement) and his employment by the Company or the acquiring company ceases (x) involuntarily or (y) voluntarily in accordance with the terms of the Zaremba Agreement, Mr. Zaremba will be entitled to a one-time additional compensation equal to twelve (12) months annual base salary. The Zaremba Agreement contains standard provisions regarding (i) execution of a release and covenant not to sue; (ii) cooperation; (iii) confidentiality; (iv) non-competition; (v) non-solicitation; and (vi) non-disparagement.

On September 15, 2016, the Company and Robert S. Ludecker, Senior Vice President, Global Sales and Marketing, entered into a letter agreement (the “Ludecker Agreement”) which provides that in the event (i) Mr. Ludecker’s employment with the Company is terminated by the Company on or before September 15, 2018 for any reason other than for Cause (as defined in the Ludecker Agreement), the Company will pay him a one-time additional compensation equal to twelve (12) months annual base salary and (ii) of a Change in Control of Misonix (as defined in the Ludecker Agreement) and his employment by the Company or the acquiring company ceases (x) involuntarily or (y) voluntarily in accordance with the terms of the Ludecker Agreement, Mr. Ludecker will be entitled to a one-time additional compensation equal to twelve (12) months annual base salary. The Ludecker Agreement contains standard provisions regarding (i) execution of a release and covenant not to sue; (ii) cooperation; (iii) confidentiality; (iv) non-competition; (v) non-solicitation; and (vi) non-disparagement.

Tax Deductibility of Executive Compensation

Section 162 (m) of the Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. In fiscal 2016, there was no executive officer’s compensation that exceeded $1,000,000.

PROPOSAL TWO

APPROVAL OF THE MISONIX, INC. 2017 EQUITY INCENTIVE PLAN

On April 12, 2017, the Compensation Committee of our Board of Directors voted to adopt the Misonix, Inc. 2017 Equity Incentive Plan (referred to as the Incentive Plan), subject to shareholder approval. The Board believes that it is in the best interests of the Company to adopt the Incentive Plan as provided herein so that the Company can continue to attract and retain the services of those persons essential to the Company’s growth and financial success. As of April 12, 2017, only 131,850 shares of our common stock remained available for issuance upon future grants under the Company’s existing equity incentive plans.

Description of the Terms of the Incentive Plan. The Incentive Plan provides for the availability of a maximum of 750,000 shares of our common stock.

The following is a summary of the principal features of the Incentive Plan. The following summary of certain important features of the Incentive Plan is qualified by reference to the complete text of the Incentive Plan, which is attached to this proxy statement as Exhibit A.

Purposes. The purposes of the Incentive Plan are:

•      to make available to our key employees, directors, and consultants certain compensatory arrangements related to the growth in value of our common stock so as to generate an increased incentive to contribute to our future financial success and prosperity;

•      to enhance our ability to attract and retain exceptionally qualified individuals whose efforts can affect our financial growth and profitability; and

•      align, generally, the interests of our key employees, directors, and consultants with the interests of our stockholders.

Principal Features of the Incentive Plan. Awards that may be granted under the Incentive Plan include options, restricted stock and restricted stock units, dividend equivalents, and other stock-based awards (which we refer to collectively as Awards).

Administration of Incentive Plan. Our Compensation Committee, consisting of directors chosen by our Board of Directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and each of whom are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code will, among other things, administer the Incentive Plan, and will determine which of our employees, directors and consultants (whom we refer to collectively as Eligible Recipients) will receive Awards and the terms and conditions of these Awards. The number of Eligible Recipients who may receive Awards under the Incentive Plan will likely vary from year to year.

Shares Available for Issuance. The maximum number of shares of our common stock that may be available under the Incentive Plan would be 750,000 shares. It is expected that our shares delivered under the Incentive Plan will be authorized but unissued shares or shares that we have reacquired. Shares of our common stock subject to Awards that are forfeited, terminated, canceled, or settled without the delivery of our common stock under the Incentive Plan will again be available for Awards under the Incentive Plan. Also, (x) shares tendered to us in satisfaction or partial satisfaction of the exercise price of any Award under the Incentive Plan and (y) remittances from option exercises used to repurchase shares of our common stock on the open market will increase the number of shares available for delivery pursuant to Awards granted under the Incentive Plan. In addition, any shares of our common stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by us, or with which we combine (which we refer to as Substitute Awards) shall not be counted against the shares available for delivery under the Incentive Plan.

Adjustments. If a fundamental corporate event occurs, our Compensation Committee may, as it deems appropriate, adjust the number and kind of our shares that may be delivered under the Incentive Plan in the future and the number and kind of shares and the grant, exercise, or conversion price, if applicable, under all outstanding Awards to preserve, or to prevent the enlargement of, the benefits made available under the Incentive Plan. Cash payments may also be made.

Grants Under the Incentive Plan

Stock Options. Our Compensation Committee may grant options under the Incentive Plan in the form of non-statutory stock options (which we refer to as NSOs) and incentive stock options (which we refer to as ISOs). These options may contain any terms that our Compensation Committee determines. The exercise price shall not be less than 100% of the fair market value on the date of grant. Our Compensation Committee shall have the discretion to determine the terms and conditions upon which options shall be exercisable.

Restricted Stock and Restricted Stock Units. Our Compensation Committee may grant Eligible Recipients restricted stock units which provide a contractual right to receive shares of our common stock or cash based on the fair market value of the related shares at the end of a restricted period determined by our Compensation Committee, which restricted period is generally expected to be three years or more. Our Compensation Committee also may grant shares of restricted stock that are nontransferable and subject to substantial risk of forfeiture during the applicable restricted period. Our Compensation Committee shall have the discretion to provide that Awards of restricted stock and restricted stock units will vest, if at all, upon the (i) employee’s continued employment during the relevant restricted period as determined by our Compensation Committee and/or (ii) attainment or partial attainment of performance objectives determined by our Compensation Committee. In general, an employee who has been granted restricted stock, the vesting restrictions of which relate solely to the passage of time and continued employment, will from the date of grant have the benefits of ownership in respect of such shares, including the right to receive dividends and other distributions thereon, subject to the restrictions set forth in the Incentive Plan and in the instrument evidencing such Award. With respect to any performance period, no Eligible Recipient may be granted Awards of incentive stock or incentive units which vest upon the achievement of performance objectives in respect of more than 500,000 shares of our common stock or, if such Awards are settled in cash, the fair market value of such shares determined at the time of payment (each subject to adjustment as described above).

With respect to any Award of restricted stock or restricted stock units made to one of our Eligible Recipients that our Compensation Committee determines will vest based on the achievement of performance objectives, such performance objectives shall relate to at least one of the following criteria, which may be determined solely by reference to our performance or the performance of a subsidiary or an affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income, (ii) earnings before income taxes, (iii) earnings per share, (iv) return on stockholders’ equity, (v) expense management, (vi) profitability of an identifiable business unit or product, (vii) revenue growth, (viii) earnings growth, (ix) total stockholder return, (x) cash flow, (xi) return on assets, (xii) pretax operating income, (xiii) net economic profit (operating earnings minus a charge for capital), (xiv) customer satisfaction, (xv) provider satisfaction, (xvi) employee satisfaction, (xvii) strategic innovation, or (xviii) any combination of the foregoing.

Dividends and Dividend Equivalents. Our Compensation Committee may provide that any Award shall include dividends or dividend equivalents, payable in cash or deemed reinvested in our common stock.

Other Stock-Based Awards. The Incentive Plan also authorizes our Compensation Committee to grant other stock-based awards to Eligible Recipients.

Limitation on Awards. No Eligible Recipient may be granted Awards covering more than 500,000 shares of our common stock in respect of any one-year period in which the Incentive Plan is in effect (subject to adjustment as described above).

Effect of Awards on Termination of Employment. Our Compensation Committee generally has broad discretion as to the specific terms and conditions of each Award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement, or other termination of employment of the Eligible Recipient.

Change of Control. All Awards vest in full upon a change in control of the Company (as such term is defined in the Incentive Plan).

Award Agreement. The terms of each Award are to be evidenced by a written instrument delivered to the Eligible Recipient.

Transferability. Unless our Compensation Committee expressly permits transfers for the benefit of charity or of members of the Eligible Recipient’s immediate family or trust or similar vehicle for their benefit, Awards under the Incentive Plan may not be assigned or transferred except by will or the laws of descent and distribution.

Amendment or Termination. Our Board of Directors may terminate or suspend the Incentive Plan at any time, but the termination or suspension will not adversely affect any Awards then outstanding under the Incentive Plan. Unless previously terminated by action of the Board, no Award may be granted under the Incentive Plan after the tenth anniversary of the date the Incentive Plan was initially approved by the Board of Directors. The Incentive Plan may be amended or terminated at any time by our Board of Directors, except that no amendment may be made without stockholder approval if our Compensation Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, as amended, for which or with which our Compensation Committee determines that it is desirable to qualify or comply. Our Compensation Committee may amend the term of the Award granted, retroactively or prospectively, but no amendment may adversely affect any Award without the holder’s consent.

Certain Federal Income Tax Consequences. The options described above are intended to comply with the requirements of the Internal Revenue Code regarding the deductibility of certain performance-based compensation. Under currently applicable federal income tax law, an Eligible Recipient will receive no taxable income upon the grant of a non-qualified stock option (NSO) or an incentive stock option (ISO). When an Eligible Recipient exercises an NSO, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be ordinary income to the Eligible Recipient, and his or her employer, generally, will be allowed a federal income tax deduction in the same amount. When an Eligible Recipient exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO. However, the favorable regular tax treatment that applies to an ISO doesn’t apply for alternative minimum tax (AMT) purposes. An Eligible Recipient who exercises an ISO will generally recognize AMT income in the year of exercise in an amount equal to the excess of the fair market value of the stock on the exercise date over the exercise price (unless the stock acquired through exercise of the ISO is disposed of in the same tax year). If the Eligible Recipient holds shares acquired for at least one year after exercise and two years after the grant of the ISO, the excess of the amount realized upon disposition of the shares over the exercise price paid is treated as long-term capital gain for the Eligible Recipient, and the Eligible Recipient’s employer is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods will be a “disqualifying disposition” which will generally result in the Eligible Employee being taxed on the gain derived from the exercise of an ISO as though it were an NSO, and the Eligible Employee’s employer, generally, will be allowed a federal income tax deduction in the same amount. Special rules apply if the exercise price is paid in shares.

New Plan Benefits. The amount or type of grants that will be allocated to or received by any person or group of persons cannot be determined at this time.

Potential Dilution and Related Information. The issuance of additional shares of the Company’s common stock, whether under the Incentive Plan or otherwise, will have the effect of diluting the voting power and ownership of existing stockholders. Total potential dilution (as a percentage of basic shares of Company common stock outstanding) associated with the 750,000 shares of Company common stock authorized under the Incentive Plan is approximately 8.3%.

The amount and timing for future grants is not currently known. The average rate at which shares were granted to both employees and directors under equity incentive plans over the past three full fiscal years as a percentage of average shares outstanding in those same years was 5.2%. On that basis, and the Board’s reasonable estimates of future needs, the total number of shares available for grant under the Incentive Plan would meet the Company’s needs for approximately 2 years. In considering the number of shares to authorize for the Incentive Plan, the Board considered the facts above and the historical burn rate. The Board will reevaluate the size of the pool going forward and intends to be and has been diligent in making sure equity awards are being issued on a conservative and mindful basis. Currently, the Board has no near-term plan to issue additional equity awards to executive officers of the Company.

The Board considered the possible dilutive effect of the additional shares to be issued under the Incentive Plan, the benefits of continuing to attract and retain the services of those persons essential to the Company’s growth and financial success and the past grants of stock awards. The Board received information from management regarding the total number of shares available for grants as a percentage of the total number of shares outstanding for the Company. This information was considered by the Board in their determination that the amount of shares to be issued under the Incentive Plan was not excessive. No compensation consultants were retained in connection with the approval of the Incentive Plan.

The Company’s Board of Directors recommends a vote FOR the proposal to approve the Misonix, Inc. 2017 Equity Incentive Plan.

PROPOSAL THREE

PROPOSAL TO APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Act (the “Dodd-Frank Act”), public companies are required to give their shareholders the opportunity to cast an advisory vote on a proposal (commonly known as a “say-on-pay” proposal) to endorse or not endorse named executive officer compensation. At our annual meeting held in 2013 our shareholders voted in favor of annual say-on-pay votes, and our Board has submitted such votes to the shareholders on an annual basis thereafter.

As discussed in the Compensation Discussion and Analysis above and in the Compensation Disclosure Tables that follow, our executive compensation program is designed to attract, retain, and reward capable employees who can contribute to our success. We believe that our executive compensation program is reasonable, competitive, and focused on the principle of pay for performance. To that end, compensation is based on a mix of base salary, performance-based annual and long-term incentives, and benefits and perquisites. Furthermore, we seek to maintain levels of compensation that are competitive with similar companies in our industry. We believe that the fiscal 2016 compensation of our named executive officers was appropriate and aligned with the Company’s fiscal 2016 results. Accordingly, the Company is seeking shareholder approval of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the ‘Compensation Discussion and Analysis’ and the related accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the fiscal 2016 Annual Meeting of Shareholders.”

As an advisory vote, this proposal is not binding upon the Company or the Board. Nevertheless, the Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the shareholder vote on this matter, along with the other expressions of shareholders views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, the Company will seek to understand the concerns that influenced the vote and address them in making future decisions affection the executive compensation program. The next shareholder advisory vote on executive compensation of our named executive officers will take place at the next Annual Meeting of Shareholders.

The Company’s Board of Directors recommends a vote FOR the proposal to approve compensation of the Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL FOUR

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the 2017 fiscal year. Grant Thornton will audit the Company’s consolidated financial statements for the 2017 fiscal year and perform other services. While shareholder ratification is not required by the Company’s By-Laws or otherwise, the Board of Directors, at the direction of the Audit Committee, is submitting the selection of Grant Thornton to the shareholders for ratification as part of good corporate governance practices. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for the Company for the year ending June 30, 2017 at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

A representative of Grant Thornton is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he or she desires to do so.

Audit Fees

Grant Thornton billed the Company $960,351 and $485,000 in the aggregate for services rendered for the audit of the Company’s 2016 and 2015 fiscal years, respectively, and the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the Company’s 2016 and 2015 fiscal years, respectively.

Audit-Related Fees

Grant Thornton billed the Company $16,000 and $20,000 for audit-related services as defined by the SEC for the fiscal years ended June 30, 2016 and 2015, respectively. The audit-related services were for the audits of the Company’s pension plan.

Tax Fees

Grant Thornton billed the company $31,200 for tax related services in fiscal year 2016. Grant Thornton did not render any tax related services, as defined by the SEC, to the Company for fiscal year 2015.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The charter of the Audit Committee provides for the pre-approval of all audit services and all permitted non-audit services to be performed for Misonix by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

The Company’s Board of Directors recommends a vote FOR the proposal to approve the appointment of its Independent Registered Public Accounting Firm as disclosed in this Proxy Statement.

SHAREHOLDER PROPOSALS

Under the SEC’s proxy rules, shareholder proposals with respect to the Company’s next Annual Meeting of Shareholders must be received by the Company no later than August 15, 2017 to be considered for inclusion in the Company’s next Proxy Statement. Under SEC proxy rules, Proxies solicited by the Board of Directors for the next Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company’s Proxy Statement if the Company does not receive notice of such proposal on or before August 15, 2017.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2016 has been provided to all shareholders. Shareholders are referred to the Report for financial and other information about the Company, but such Report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

OTHER INFORMATION

As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

The Company will pay the cost of soliciting Proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, email or personal interview without additional remuneration therefor.

By Order of the Board of Directors,

RICHARD A. ZAREMBA
Secretary

Dated: April 28, 2017

Farmingdale, New York

Exhibit A

MISONIX, INC. 2017 EQUITY INCENTIVE PLAN

Section 1. Purpose.

The purposes of this Misonix, Inc. 2017 Equity Incentive Plan (the “Plan”) are (1) to make available to key employees, directors and consultants certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company’s future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and (3) to align generally the interests of key employees, directors and consultants of the Company and its Affiliates with the interests of the Company’s stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)   “Award” shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

(c)   “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d)   “Board of Directors” shall mean the Board of Directors of the Company as it may be composed from time to time.

(e)   “Business Relationship” shall mean, with respect to a Consultant, such Consultant continuing to render, in the sole determination of the Board of Directors or the Committee, substantial ongoing services as an independent contractor of the Company.

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

(g)   “Committee” shall mean the Board of Directors, excluding any director who is not a “Non-Employee Director” within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a Non-Employee Director within the meaning of Rule 16b-3.

(h)   “Company” shall mean Misonix, Inc., or any successor thereto.

(i)    “Company Service” shall mean any service with the Company or any Affiliate in which the Company have at least a 51% ownership interest.

(j)    “Consultant” shall mean a natural person providing bona fide services to the Company or any Affiliate that are not in connection with the offer or sale of securities in a capital raising transaction, and such party does not directly or indirectly promote or maintain a market in the Company’s securities.

(k)   “Covered Award” means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

(l)    “Covered Employees” means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, “covered employees” within the meaning of Section 162(m).

(m)  “Dividend Equivalent” shall mean any right granted under Section 6(c) of the Plan.

(n)   “Effective Date” shall mean the date that the Plan is first approved by the stockholders of the Company.

(o)   “Employee” shall mean any employee or employee director of the Company or of any Affiliate.

(p)   “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods, or procedures as shall be established from time to time by the Committee.

(q)   “Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(r)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(s)   “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t)    “Other Stock-Based Award” shall mean any Award granted under Section 6(d) of the Plan.

(u)   “Participant” shall mean an Employee, Consultant or member of the Board of Directors who is granted an Award under the Plan.

(v)   “Performance Award” shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

(w)  “Performance Goals” means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria, which may be determined solely by reference to the Company’s performance or the performance of a subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on stockholders’ equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total stockholder return; (x) cash flow; (xi) return on assets; (xii) pre-tax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) strategic innovation; or (xviii) any combination of the foregoing. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

(x)   “Person” shall mean any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government or political subdivision thereof.

(y)   “Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(z)   “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa) “Restricted Stock” shall mean any Share granted under Section 6(b) of the Plan.

(bb)                “Restricted Stock Unit” shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

(cc) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

(dd)                “Section 162(m)” means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

(ee) “Share” or “Shares” shall mean share(s) of the common stock of the Company, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

(ff)  “Substitute Award” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

(a)   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to designate Participants and:

(i)       determine the type or types of Awards to be granted to each Participant under the Plan;

(ii)      determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iii)     determine the terms and conditions of any Award;

(iv)     determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(v)      determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vi)     interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

(vii)    establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(viii)   make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

(c)   The Committee may delegate to one or more executive officers of the Company or to a committee of executive officers of the Company the authority to grant Awards to Employees who are not officers or directors of the Company and to amend, modify, cancel or suspend Awards to such employees, subject to Sections 7 and 9.

Section 4. Shares Available For Awards.

(a)   Maximum Shares Available. The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 750,000 Shares (the “Plan Maximum”), subject to adjustment as provided in Section 4(c) below. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

(i)       Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

(ii)      Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

(iii)     Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

(iv)     Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

(v)      The maximum number of Shares that may be the subject of Awards made to a single Participant in any one year period shall be 500,000.

(vi)     With respect to any performance period no Participant may be granted Awards of incentive stock or incentive units that vest upon the achievement of performance objectives in respect of more than 500,000 Shares of common stock or, if such Awards are settled in cash, the fair market value thereof determined at the time of payment, each subject to adjustment as provided in Section 4(c) below.

(b)   Shares Available for ISOs. The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in Section 4(c) below.

(c)   Adjustments to Avoid Dilution. Notwithstanding paragraphs (a) and (b) above, in the event of a stock or extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

(d)   Other Plans. Shares issued under other plans of the Company shall not be counted against the Plan Maximum under the Plan.

Section 5. Eligibility.

Any director of the Company, Consultant or Employee shall be eligible to be designated a Participant.

Section 6. Awards.

(a)   Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)       Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)      Times and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii)     Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(iv)     Termination. In the event that a Participant terminates employment or director status or becomes disabled, or in the case of a Consultant, ceases to have a Business Relationship with the Company, Options granted hereunder shall be exercisable only as specified below:

(A)     Disability or Death. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, if a Participant becomes disabled or dies, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant (or his or her heirs or representatives) within six (6) months of the date of death or disability, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any portion of such partially vested Option that is not vested at the time of disability or death shall be forfeited. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any outstanding Option granted to a Participant at the time of disability or death, for which no vesting has occurred at the time of disability or death, shall be forfeited on the date of disability or death.

(B)     Termination for Reasons Other Than Death or Disability. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, if a Participant terminates employment or director status for reasons other than death or disability, or in the case of a Consultant, ceases to have a Business Relationship with the Company, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months of the date of termination of employment or director status, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment, director or Consultant status. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any outstanding Option granted to a Participant terminating employment, director or Consultant status other than for death or disability, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination.

(C)     Sale of Business. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, in the event the “business unit,” (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become 100% vested in all outstanding Options as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options during the three (3) months following the closing of such transaction, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, all Options which are unexercised at the end of such three (3) months shall be automatically forfeited.

(D)     Conditions Imposed on Unvested Options. Notwithstanding the foregoing provisions describing the additional exercise periods for Options upon termination of employment, director or Consultant status, the Committee may in its sole discretion condition the right of a Participant to exercise any portion of a partially vested Option for which the Committee has established an additional exercise period on the Participant’s agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgements. The unvested Options of any Participant for whom the Committee has given an additional exercise period subject to such conditions subsequent as set forth in this Section 6(a)(iv)(D) shall be forfeited immediately upon a breach of such conditions.

(E)     Forfeiture for Gross Misconduct. Notwithstanding anything to the contrary herein, any Participant who engages in “Gross Misconduct”, as defined herein, (including any Participant who may otherwise qualify for disability status) shall forfeit all outstanding, unexercised Options, whether vested or unvested, as of the date such Gross Misconduct occurs. For purposes of the Plan, Gross Misconduct shall be defined to mean (i) the Participant’s conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant’s duties or (ii) the Participant’s willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company.

(F)     Vesting. For purposes of the Plan, any reference to the “vesting” of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option with respect to all or a portion of the shares covered by the Option. The complete vesting of an Option shall be subject to Section 6(a)(iv)(E) hereof. Such vesting events or conditions may be set forth in the Notice of Grant or otherwise be determined by the Committee.

(b)   Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and or Restricted Stock Units to Participants with the following terms and conditions.

(i)       Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment, director or Consultant service over a specified period or the attainment of specified Performance Objectives (as defined in Section 6(e)(ii)(B)) or Performance Goals, in accordance with Section 13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii)      Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)     Termination. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, upon termination of employment or director service of a Participant, or in the case of a Consultant, ceases to have a Business Relationship with the Company, for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment or director service is due to the death or disability of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

(c)   Dividend Equivalents. The Committee may grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

(i)       Termination. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, upon termination of the Participant’s employment or director service, or in the case of a Consultant, ceases to have a Business Relationship with the Company, for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant’s employment or director service terminates because of the death or disability of a Participant the Committee may determine that such right terminates at a later date.

(d)   Other Stock Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

(i)    Consideration. If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)   Termination. In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment or director service of the Participant holding such Award, or in the case of a Consultant, ceasing to have a Business Relationship with the Company, shall have on the rights of the Participant pursuant to the Award.

(e)   General. The following general provisions shall apply to all Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

(i)       Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

(ii)      Performance Awards. Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such Performance Objectives (as defined below) during such performance periods as are specified by the Committee. Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require.

(A)     Terms. The Committee shall establish the terms and conditions of any Performance Award including the Performance Objectives (as defined below) to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

(B)     Performance Objectives. The Committee shall establish “Performance Objectives” the achievement of which shall entitle the Participant to payment under a Performance Award. Performance Objectives may be any measure of the business performance of the Company, or any of its divisions or Affiliates, including but not limited to the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator specified by the Committee.

(C)     Fulfillment of Conditions and Payment. The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

(iii)     Rule 16b-3 Six Month Limitations. To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16(b) of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

(iv)    Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale, transfer, thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

(v)      Exercisability. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order referred to above.

(vi)     No Cash Consideration for Awards. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

(vii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

(viii)   Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(ix)     Term of Awards. Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

(x)      Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

Section 7. Amendment and Termination of Awards.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a)   Amendments to Awards. Subject to Section 6(b)(i), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder’s consent. Notwithstanding the foregoing, the Committee shall not amend any outstanding Option to change the exercise price thereof to any price that is lower than the original exercise price thereof except in connection with an adjustment authorized under Section 4(c).

(b)   Adjustments of Awards Upon Certain Acquisitions. In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

(c)   Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

(d)   Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Acceleration upon a Change of Control. In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

(a)   Effect on Awards.

(i)       Options. In the event of a Change of Control, (1) all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option.

(ii)      Restricted Stock and Restricted Stock Units. In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. The Participant shall immediately have the right to the prompt delivery of certificates reflecting such Released Securities.

(iii)     Dividend Equivalents. In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

(iv)     Other Stock Based Awards. In the event of a Change of Control, all outstanding Other Stock Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

(v)      Performance Awards. In the event of a Change of Control, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

(A)     Non-Financial Performance Objectives. The total amount of Performance Awards conditioned on nonfinancial Performance Objectives and those conditioned on financial performance shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Objectives had been fully achieved for the entire performance period.

(B)     Financial Performance Objectives. For Performance Awards conditioned on financial Performance Objectives and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Objectives during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company’s Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by JP Morgan Chase, N.A. as of the date of the Change of Control.

(vi)     Determination Final. The Committee’s determination of amounts payable under this Section 8(a) shall be final. Except as otherwise provided in Section 8(a)(1), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

(vii)    Exclusion. The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of Shares or other Company common stock or Company voting securities.

(b)   Change of Control Defined. “A Change of Control” shall be deemed to have occurred if:

(i)       there is an acquisition, in any one transaction or a series of transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)      individuals who, as of March 1, 2017, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to March 1, 2017 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

(iii)     there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the stockholders of the Company of a complete liquidation of dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

(c)   Termination of Certain Awards. In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the Shares received or to be received by other shareholders of the Company in the event. In the case of any Option or Other Stock-Based Award with an exercise price that equals or exceeds the price paid for a Share in connection with the Change of Control, the Committee may cancel the Option or Other Stock-Based Award without the payment of consideration therefor.

Section 9. Amendment and Termination of the Plan.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the

Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof.

Section 10. General Provisions

(a)   No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)   Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c)   No Limit on Other Compensation Agreements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(d)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

(f)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be that of an unsecured general creditor of the Company or any Affiliate.

(h)   No Fractional Shares. No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Effective Date of the Plan.

The Plan shall be effective as of the date of its first approval by the stockholders of the Company.

Section 12. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date hereof. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Section 13. Participants Subject to Section 162(m).

(a)   Applicability. The provisions of this Section 13 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not, other than upon a Change of Control, have discretion to waive or amend such Performance Goals or to, except as provided in Section 4(c), increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

(b)   Certification. No shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c)   Procedures. The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

(d)   Committee. Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m).

Section 14. Code §409A Compliance.

To the extent any Award hereunder provides for a deferral of compensation (within the meaning of Code §409A and related regulations), the material terms of the deferral, to the extent required under Treasury Regulation §1.409A-1(c)(3) to establish a deferred compensation plan, shall be set forth in the written Award documentation (including by incorporation by reference, if applicable) prior to the effective date of such Award. Such provisions may include a requirement that if any payment or acceleration of a payment is made upon a change of control, the definition of change of control for purposes of such award also complies with the requirements of Treasury Regulation §1.409A-3(i)(5).

In addition, whenever it is provided in this Plan or in any Award made hereunder that a payment or delivery is to be made “promptly” after a given event, such payment or delivery shall be made within 10 days of the event and the recipient shall have no right to designate the taxable year of payment or delivery.

Effective as of June ___, 2017.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

MISONIX, INC.

2016 Annual Meeting of Shareholders

June 13, 2017

This Proxy Is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return the Proxy Card Promptly in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

1. Election of Directors.

	FOR all Nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below (except as marked to the contrary below)
	☐	☐

NOMINEES:
(01) John W. Gildea
(02) Charles Miner, III MD
(03) Patrick A. McBrayer
(04) Thomas M. Patton
(05) Stavros G. Vizirgianakis

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name(s) on the line provided below):

____

	FOR	AGAINST	ABSTAIN
2. Approval of the 2017 Equity Incentive Plan.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers.	☐	☐	☐
4. Ratification of the selection of Grant Thornton LLP as independent registered public accounting firm.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________________ **Signature**________________________ **Date**__________**2017.**

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. Please note any change in your address alongside the address as it appears in the Proxy.